UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

SANGUINE CORPORATION

(Name of Registrant as Specified In its Charter)

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(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of Securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

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(4)  Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SANGUINE CORPORATION
101 East Green Street, #6

Pasadena, California  91105

(626) 405-0079

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share, of record at the close of business on July 15, 2008 (collectively, the “Shareholders”) of Sanguine Corporation, a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Shareholders on or about July __, 2008.

The corporate actions involve two (2) proposals (the “Proposals”) providing for the following:

1)

To approve the adoption of a one (1) for twenty (20) reverse stock split of the Company’s common stock in a ratio of one (1) new share for every twenty (20) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.

2)

The amendment to the Company’s articles of incorporation to authorize a preferred class of stock with 10,000,000 shares authorized to be issued as preferred stock.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 103,284,492 SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON JULY 15, 2008 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS. THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/

____________________________________

Dr. Thomas Drees, CEO

July ___, 2008

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Sanguine Corporation, a Nevada corporation (the “Company”), and is expected to be mailed on or about July __, 2008 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”), of record at the close of business on July 15, 2008 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on July 15, 2008 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of principal shareholders. Specifically, holders of our Common Stock entitled to cast 51.85% of the votes on all matters submitted to the shareholders for approval have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before August ___, 2008, consisting of a recapitalization of the issued and outstanding shares of common stock which will result in the outstanding shares of the Corporation being reduced from 103,284,492 to approximately 5,164,225 through a reverse split of the issued and outstanding common stock on a one (1) for twenty (20) basis and the amendment to the Articles of Incorporation to authorize a preferred class of stock (the “Proposals”). Accordingly, all actions described in the Proposals are expected to be taken on or about August ___, 2008.

Who Is Entitled to Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the written consent of a certain principal shareholders. Specifically, shareholders have consented in writing to the Proposal. Under Nevada corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the shareholders are entitled to cast a number of shares equal to 51.85% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposal set forth herein is required.

What Corporate Matters Has the Principal Shareholders Voted on and How Did They Vote?

The shareholders that hold 51.85% of the total voting capital stock of the Company hold a majority of the total voting capital stock required to vote on each matter. Such principal shareholders have consented in writing to the following Proposals:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every twenty (20) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up. (see page 5 herein); and

•

For the amendment to the Company’s articles of incorporation to authorize a preferred class of stock with 10,000,000 shares authorized to be issued as preferred stock. (see page 7 herein).

What Was the Recommendations of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every twenty (20) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up. (see page 5 herein); and

•

For the amendment to the Company’s articles of incorporation to authorize a preferred class of stock with 10,000,000 shares authorized to be issued as preferred stock. (see page 7 herein).

What Vote Was Required to Approve the Proposal?

Each share of Common Stock is entitled to one (1) vote.  As of the Record Date, we had 103,284,492 Common Stock issued and outstanding. Therefore, a majority of the 103,284,492 total outstanding voting shares of common stock of the Company voting in favor of the action is required to pass the shareholder resolution for this action.

Reverse Stock Split. For the Proposal to adopt a reverse stock split of the issued and outstanding shares of common stock, a vote of a majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by a certain principal shareholders (which vote is equal to 51.85% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Authorizing a Preferred Class of Stock. For the Proposal to adopt a preferred class of stock through an amendment to the Company’s articles of incorporation, a vote of a majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by a certain principal shareholders (which vote is equal to 51.85% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Will Shareholders Receive Dissenters’ Rights?

Under Nevada law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposals set forth herein.

INFORMATION ON THE CONSENTING SHAREHOLDERS

Shareholders who hold shares of Common Stock have consented in writing to the Proposals.  The number of shares of Common Stock within their voting control as of the Record Date is listed below. The following principal shareholders hold 51.85% of the shares of voting capital stock and accordingly, have sufficient shares to approve the Proposal:

Name	Number of Common Shares Entitled to Vote	Percentage of Total Voting Common Stock (1)
Thomas C. Drees, Ph.D., MBA (2)	37,065,633	35.89%
LKB Partners LLC (3)	5,500,000	5.33%
Terra Silex Holdings, LLC (4)	5,000,000	4.84%
David E. Nelson, CPA	1,616,794	1.57%
Craig Morrison	736,644	0.71%
Randy Lewis	341,500	0.33%
Edward L. Kunkel	212,500	0.21%
ME Dancy Consulting Services, Inc.	400,000	0.39%
SCS, Inc.	950,000	0.92%
Pamela Boyce, IRA	448,136	0.43%
Kim Boyce, IRA	1,280,813	1.24%
Total	53,552,020 =========	51.85% ======

——————

(1)

Applicable percentage of total voting stock is based on 103,284,492 shares of Common Stock issued and outstanding on July 15, 2008.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of July 15, 2008, the name and the number of shares of the Company's common stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 103,284,492 issued and outstanding shares of the Company's common stock, and the name and shareholdings of each director and of all officers and directors as a group.

Amount and Nature of

Title of Class

Name of Beneficial Owner

Beneficial Ownership (1)

Percent of Class(2)

Common

Thomas C. Drees, Ph.D., MBA(3)

37,065,633

35.89%

101 East Green Street, #11

Pasadena, California  91105

Common

LKB Partners LLC (4)

               15,500,000

15.01%

534 Wharton Blvd

Exton, PA 19341

Common

Leonard Burningham

  5,437,293

5.26%

455 East 500 South, Suite 205

Salt Lake City, Utah 84111-3323

Common

Frank Marra (5)

16,000,000

15.49%

534 Wharton Blvd.

Exton, PA 19341

Name of Officer, Director

Amount and Nature of

Title of Class

and Nominee

Beneficial Ownership (1)

Percent of Class

Common

Dr. Thomas Drees

---------------See Above--------------

Common

David E. Nelson, CPA

 1,616,794

    1.57%

528 14th Avenue

Salt Lake City, Utah  84103

Common

Edward L. Kunkel, Esq.

   162,500

   0.16%

16 N. Marengo Ave, #517

Pasadena, California  91103

Common

All Officers and Directors

as a Group (three Persons)

            38,844,927

37.61%

(1)  For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.  Indirect and Direct ownership are referenced by an “I” or “D,” respectively.  All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.

(2)  All percentages are calculated based upon a total number of  103,284,492 shares of Common Stock outstanding as of July 15, 2008, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

(3)  Dr. Drees owns 31,426,500 shares in his own name and 5,589,133 shares in the name of the Drees Family Trust.

(4) LKB Partners LLC investment making authority and dispositive power over the shares are vested in Frank Marra, managing member of LKB Partners LLC.  LKB Partners, LLC owns 5,000,000 shares and has an option to acquire an additional 10,000,000 shares from Dr. Thomas Drees, our CEO, at an exercise price of $0.035 per share.  Since these options are exercisable within sixty days, the share holdings set forth above include the shares issuable on exercise of the options.

 (5)  Frank Marra owns 500,000 shares individually and through his management role in LKB Partners, LLC is deemed to own the shares held by LKB of 15,500,000, which includes all options exercisable within 60 days.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

General

The current authorized capital stock of our Company consists of two hundred million (200,000,000) shares of common stock, par value $0.001 per share. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock. Additional information can be found in our Articles of Incorporation (as amended) and our By-laws.

Common Stock

The Company is authorized to issue two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share.

All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our Common Stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are fully paid and nonassessable.

Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

As of July 15, 2008, there are 103,284,492 shares of common stock issued and outstanding.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock. Authorized but unissued shares of common stock would be available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Transfer Agent and Registrar

Colonial Stock Transfer Company is the transfer agent and registrar of our common stock. Its address is 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL 1

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

The Board of Directors has recommended the outstanding shares of common stock be reversed or consolidated on a one (1) new share of common stock for every twenty (20) existing shares of common stock outstanding.   Accordingly, following the effectiveness of the reverse split, shareholders will have one (1) share of common stock for every twenty (20) shares currently held.  The shares will be reduced proportionately so the percentage of ownership will not change.  All fractional shares will be rounded to up to the nearest whole share.

Purpose

The Company has been working on the development of its products and has had to rely on the sale of its equity securities to fund operation during this development stage.  The Company has also had to rely on the use of its equity securities to help attract management and consultants to assist the Company with its operation and product development.  As a result of the length of time it has taken to develop the Company’s products, the number of shares of common stock issued and outstanding is over one hundred million.  Management has been analyzing the number of shares outstanding based on the Company’s market capitalization and the stage of product development.  Based on this review, management is of the opinion that the Company has an excessive number of shares outstanding based on the current stage of product and business development.  Management feels the number of shares outstanding may become an impediment to attracting qualified managerial help and consultants to assist in further product and business development.   Accordingly, management has recommended that the Company engage in a reverse split in an effort to reduce the number of shares outstanding.

Management is hopeful that by reducing the shares outstanding, it will assist management in attracting qualified consultants and employees which will be able to assist the Company with its ongoing business.  Additionally, as the Company is in need of additional capital infusion, management is hopeful the reduction is outstanding shares will help in attracting new capital with a capital structure more in line with the current state of product and business development.

Effect

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock.  Further any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest).  The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.

The Company cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number so shares of our common stock outstanding as a result of the reverse stock split.  Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, most proximately our lack of profitability or business.

By reducing the number of shares outstanding without reducing the authorized capital, the Company will have additional shares of common stock to be able to issue.  Currently, the Company has 200,000,000 shares authorized with over 100,000,000 issued.  After the reverse split, the Company will have approximately 5,164,225 shares outstanding.  Accordingly, the Company will have the ability to issue over 194,835,775 additional shares compared to the 96,715,508 currently available to be issued.  This does not include the additional shares of preferred stock the Company will be authorized to issue.  Current shareholder could suffer substantial dilution in the future if the Company decides to issue further shares of common stock or preferred stock.

Although the Company has no current plans to issue any shares of common stock, it is likely the Company would issue shares in the future to fund operations or hire additional employees or consultants.  Shareholders are likely to be diluted in the future based on subsequent share issuances.  Shares of common stock can be issued without shareholder approval.  As such, shareholders may not have a vote on future stock issuances and will be relying on the judgment of the board of directors which has authority to issue shares of common and preferred stock without shareholder approval.

Exchange of Stock Certificates

In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the recapitalization), to the Company’s transfer agent, Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, Utah 84111, and be issued in exchange therefor, one new certificate in the new name of the Company representing the consolidated common stock on a 1 for 20 basis, rounded up to the nearest whole share.  The Company shall pay the cost of such issuance, if presented to Colonial Stock Transfer Company, within 60 days of August ____, 2008.  After 60 days from the effective date, all exchange requests must be accompanied by a check payable to Colonial Stock Transfer Company in the amount of $25 per certificate to be issued along with $10 for certified mail of the certificate.  The Company will not pay for any additional certificates requested or for the transfer of certificates into names other than those in which the certificates are in presently.   To eliminate confusion regarding the consolidated common stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so and for those shares held in street name no shareholder action is required to effect the reverse split.  For shares held in street name, the shares will be automatically adjusted in the shareholder’s brokerage account.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the reverse stock split reducing the issued and outstanding shares.

Majority of Shareholders have Approved-Your Vote is not Required

We are not soliciting any votes with regard to the proposal to reverse split the issued and outstanding stock of the Company. The principal shareholders that consented in writing to this Proposal holds 51.85% of the total issued and outstanding shares of voting stock and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

PROPOSAL 2

AMENDMENT TO THE ARTICLES OF INCOPORATION

AUTHORIZING A

PREFERRED CLASS OF STOCK

We currently have authorized 200,000,000 shares of common stock and as of July 15, 2008, we had 103,284,492 shares of common stock issued and outstanding. Pursuant to the Amendment, we will authorize 10,000,000 shares of preferred stock, par value $0.001 per share.   There are currently no shares of preferred stock issued and outstanding.

Purpose and Effect Of Amendment

As a result of the amendment to the articles of incorporation, we will have preferred stock available in the event the Board of Directors determines that it is necessary or appropriate to issue shares of preferred stock for, among other items, raising additional capital through the sale of equity securities, acquiring another company or its assets, establishing strategic relationships with corporate partners and providing equity incentives to employees and officers or for other valid corporate purposes. Our Board of Directors believe the authorization of preferred stock available for issuance or reservation will provide us with the flexibility to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. As our business model evolves management has determined it needs more flexibility in the issuance of securities than is provided by one class of stock.  Preferred stock provides another tool for management to structure potential acquisitions, for capital raising purposes,  for equity compensation plans or for other valid corporate purposes.

The authorization of preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized preferred stock without requiring future stockholder approval of such issuances, except as may be required by our certificate of incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock and any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.  Additionally, since the preferred stock is a “blank check” preferred stock the Board will have the ability to set the rights and preferences of the preferred stock.  The Board will be able to create rights and preferences on the preferred stock which is superior to the common stock and potentially has greater voting and liquidation preferences then the common stock which would effect the current shareholders.

While the Amendment may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, it may encourage persons seeking to acquire the

Company to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interest. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the authorization of preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

At this time, the Company does not have specific plans to issue any shares of preferred stock.  Although the Company has no current plans to issue the shares of preferred stock, the Board of Directors will have the right to issue the shares of preferred stock without shareholder approval and is seeking to add the class of preferred stock to provide flexibility in potential future financing or acquisitions.

Manner of Effecting The Amendment

The increase in the number of authorized shares of our common stock and the authorization of preferred stock will be affected by the filing of the Amendment with the Secretary of State of the State of Nevada. The Amendment will become effective on August _____, 2008, which is about 20 days after this Information Statement will be first mailed to our stockholders. We anticipate that the Amendment will be filed on or about August ____, 2008.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the amendment to add a class of preferred stock.

Majority of Shareholders have Approved-Your Vote is not Required

We are not soliciting any votes with regard to the proposal to amend the articles of incorporation to add a class of preferred stock. The principal shareholders that consented in writing to this Proposal hold 51.85% of the total issued and outstanding shares of voting stock, and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information concerning Sanguine Corporation, including its annual and quarterly reports on form 10KSB and 10QSB for the periods ending December 31, 2007, and March 31, 2008, can be obtained by calling or writing the Company at 101 East Green Street, #6 Pasadena, California  91105, (626) 405-0079.  These reports contain our audited financial statements for the year ended December 31, 2007 and our unaudited financial statements for the quarter ended March 31, 2008.  Additional information on the Company which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at the Company’s address and phone number and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

Salt Lake City, Utah
July __, 2008

Exhibit A

Certificate of Amendment

CERTICICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

SANGUINE CORPORATION

Pursuant to the provisions of Section 78.385, et. seq., of the Nevada Revised Statutes, Sanguine Corporation, a Nevada corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Certificate of Amendment to its Articles of Incorporation:

FIRST:

The name of the Corporation is Sanguine Corporation

SECOND:

Article Four of the Articles of Incorporation shall be amended to read as follows:

ARTICLE FOUR

AUTHORIZED SHARES

The Corporation is authorized to issue a total of 210,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 200,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.  The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)

designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b)

create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)

alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d)

increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

FOURTH:

On the effective date of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-20 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock, $0.001 par value, for each 20 shares of Common Stock, $0.001 par value, held by them prior to the reverse split.  No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be rounded up to the nearest whole share.  The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital.  All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.  Except as specifically proved herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

FIFTH:

By executing these Certificate of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on August ___, 2008, the foregoing amendment to the Articles of Incorporation of Sanguine Corporation, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation’s shareholders.  The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 103,284,492 of which 53,552,020 shares voted for, and no shares voted against and no shares abstained from the foregoing amendment to the Articles of Incorporation.  No other class of shares was entitled to vote thereon as a class.

DATED this _____ day of ___________, 2008

___________________________

Dr. Thomas C. Drees, CEO

__________________________

David E. Nelson, Secretary

State of Utah

)

:

County of Salt Lake

)

On this _____ day of August, 2008, personally appeared before me, the undersigned, a notary public, Dr. Thomas C. Drees and David E. Nelson, who being by me first duly sworn, declared that they are the president and secretary, of the above-named corporation, that they signed the foregoing Certificate of Amendment to the Articles of Incorporation and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

__________________________________

Notary Public